SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )


Filed by the registrant / /

Filed by a party other than the registrant /X/

Check the appropriate box:

         / /    Preliminary Proxy Statement
         / /    Confidential, for Use of the Commission Only (as permitted by
                Rule 14a-6(e)2))
         /X/    Definitive Proxy Statement
         / /    Definitive Additional Materials
         / /    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12


                        QUERYOBJECT SYSTEMS CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)


                            Kenneth Schlesinger, Esq.
                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                 (212) 753-7200
--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

         /X/   No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

         (2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------


         (4)   Proposed maximum aggregate value of transaction:

         (5)   Total fee paid:

         / /   Fee paid previously with preliminary materials.


         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)   Amount Previously Paid:


--------------------------------------------------------------------------------


         (2)   Form, Schedule or Registration Statement no.:


--------------------------------------------------------------------------------


         (3)   Filing Party:



--------------------------------------------------------------------------------


         (4)      Date Filed:

                         QUERYOBJECT SYSTEMS CORPORATION
                                 --------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 31, 2000
                                 --------------

To the Stockholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of QUERYOBJECT SYSTEMS CORPORATION, a Delaware corporation (the "Company"), will be held at the Company's headquarters, located at One Expressway Plaza, Suite 208, Roslyn Heights, New York 11577, on May 31, 2000 at 10:00 A.M., local time, for the following purposes:

                  1. To elect seven  members of the Board of  Directors to serve
         until  the  next  annual  meeting  of  stockholders   and  until  their
         successors have been duly elected and qualified;

                  2. To approve the adoption of the Company's 2000 Stock Option Plan;

                  3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 2000; and

                  4. To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on April 28, 2000 as the record date for the Meeting. Only stockholders of record on the stock transfer books of the Company at the close of business on that date are entitled to notice of, and to vote at, the Meeting.

                                             By Order of the Board of Directors


                                             DANIEL M. PESS
                                             Secretary

Dated: May 1, 2000
Roslyn Heights, New York

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                         QUERYOBJECT SYSTEMS CORPORATION
                         ONE EXPRESSWAY PLAZA, SUITE 208
                         ROSLYN HEIGHTS, NEW YORK 11577
                                ----------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 31, 2000
                                ----------------

                                  INTRODUCTION

         This Proxy Statement is being furnished to stockholders by the Board of Directors of QUERYOBJECT SYSTEMS CORPORATION, a Delaware corporation (the "Company"), in connection with the solicitation of the accompanying Proxy for use at the 2000 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Company's principal executive offices located at One Expressway Plaza, Suite 208, Roslyn Heights, New York 11577, on May 31, 2000, at 10:00 A.M., local time, or at any adjournment thereof.

         The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to stockholders is May 2, 2000.


                        RECORD DATE AND VOTING SECURITIES

         Only stockholders of record at the close of business on April 28, 2000, the record date (the "Record Date") for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournment thereof. As of the close of business on the Record Date, there were 9,769,369 outstanding shares of the Company's common stock, $.003 par value (the "Common Stock"). In January 2000, the Company consummated a one- for-three reverse stock split of its Common Stock. All share and per share amounts and option and warrant information in this Proxy Statement have been restated to reflect the one-for-three reverse stock split.

                                VOTING OF PROXIES

         Shares of Common Stock represented by Proxies that are properly executed, duly returned and not revoked will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, all such shares will be voted (i) for the election as directors of the persons who have been nominated by the Board of Directors, (ii) for approval of the adoption of the Company's 2000 Stock Option Plan (the "2000 Plan"), (iii) for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 2000 and (iv) on any other matter that may properly be brought before the Meeting in accordance with the judgment of the person or persons voting the Proxies.

         The execution of a Proxy will in no way affect a stockholder's right to attend the Meeting and to vote in person. Any Proxy executed and returned by a stockholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting, or by execution of a subsequent proxy that is presented to the Meeting or if the stockholder attends the

Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation.

         The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mails, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding Common Stock in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

                                  VOTING RIGHTS

         Holders of shares of Common Stock are entitled to one vote for each share held on all matters.

         The holders of a majority of the outstanding shares of Common Stock, whether present in person or represented by proxy, will constitute a quorum for each of the matters identified in the notice of meeting, as well as for any other matters that may come before the meeting.

         Broker "non-votes" and the shares as to which a stockholder abstains from voting are included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

         A plurality of the votes cast is required for the election of directors. In tabulating the vote on the election of directors, abstentions and broker "non-votes" will be disregarded and will have no effect on the outcome of such vote.

         The affirmative vote of a majority of the votes cast by holders of Common Stock is required to approve the adoption of the 2000 Plan and the proposal to ratify the appointment of PricewaterhouseCoopers LLP. In tabulating the votes on the proposals to approve the adoption of the 2000 Plan and ratify the appointment of PricewaterhouseCoopers LLP, abstentions, withholding of authority to vote or broker non- votes are not considered shares entitled to vote on the applicable proposals and are not included in determining whether the adoption of the 2000 Plan and the proposal to ratify the appointment of PricewaterhouseCoopers LLP are approved.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information concerning ownership of the Company's Common Stock as of the Record Date, by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, each director, each executive officer, each nominee for election as a director and by all directors and executive officers of the Company as a group. Unless otherwise indicated, the address for each such person is in care of the Company, One Expressway Plaza, Suite 208, Roslyn Heights, New York 11577.


                                                                    Number of Shares
                                                                    of Common Stock
Directors, Nominees, Executive Officers and 5%                        Beneficially    Percent
        Stockholders                                                    Owned(1)       -age
----------------------------------------------                        ------------    -------
Barry Rubenstein(2) ................................................   2,886,843      29.4%
68 Wheatley Road
Brookville, New York 11545
Irwin Lieber(3) ....................................................   2,023,002      20.6%
767 Fifth Avenue, 45th Floor
New York, New York 10153
Barry Fingerhut(4) .................................................   1,987,502      20.3%
767 Fifth Avenue, 45th Floor
New York, New York 10153
Seth Lieber(5) .....................................................   1,916,216      19.6%
767 Fifth Avenue, 45th Floor
New York, New York 10153
Jonathan Lieber(6) .................................................   1,916,216      19.6%
767 Fifth Avenue, 45th Floor
New York, New York 10153
Wheatley Foreign Partners, L.P.(7) .................................   1,915,521      19.6%
c/o Fiduciary Trust
One Capital Place
Snedden Road
P.O. Box 1062
Grand Cayman
British West Indies
Wheatley Partners, L.P. (7) ........................................   1,915,521      19.6%
80 Cutter Mill Road
Great Neck, New York 11021
Robert Thompson (8) ................................................     146,830       1.5%
Daniel M. Pess (8) .................................................     149,254       1.5%
Rino Bergonzi (8) ..................................................       8,611      (9)
Irwin Jacobs (8) ...................................................       8,611      (9)
Alan W. Kaufman (10) ...............................................     178,888       1.8%
Amy L. Newmark (11) ................................................     164,311       1.7%
Gianluigi Riccio(8) ................................................       2,083      (9)
Andre Szykier (12) .................................................     110,250       1.1%
All directors and executive officers as a group (7 persons)(13) ....     766,755       7.5%




(1) A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days after the Record Date upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and that are currently exercisable (i.e., that are exercisable within 60 days after the Record
         Date) have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(2) Based upon information contained in a report on a Schedule 13D filed jointly by Barry Rubenstein, Wheatley Foreign Partners, L.P. ("Wheatley Foreign"), Wheatley Partners, L.P. ("Wheatley"), Seneca Ventures ("Seneca"), Woodland Venture Fund ("Woodland Fund"), Woodland Partners, Rev- Wood Merchant Partners ("Rev-Wood"), Brookwood Partners, L.P.
         ("Brookwood") and certain other entities with the Securities and Exchange Commission ("SEC") and a Form 4 filed by Mr. Rubenstein with the SEC. Includes 37,152 shares of Common Stock issuable upon exercise of options held by Mr. Rubenstein. Also includes (a) 1,040 shares of Common Stock issuable upon exercise of warrants held by Woodland
         Partners, (b) 1,040 shares of Common Stock issuable upon exercise of warrants held by Woodland Fund, (c) 1,040 shares of Common Stock issuable upon exercise of warrants held by Seneca, (d) 1,959 shares of Common Stock issuable upon exercise of warrants held by Wheatley, (e) 123 shares of Common Stock issuable upon exercise of warrants held by Wheatley Foreign, and (f) 16,666 shares of Common Stock issuable upon exercise of options held by Rev-Wood. Mr. Rubenstein disclaims beneficial ownership of the securities held by Woodland Partners, Woodland Fund, Seneca, Wheatley, Wheatley Foreign, Rev-Wood, and Brookwood, except to the extent of his respective equity interests therein.

(3) Based upon information contained in the Wheatley 13D and Form 4 filed by Mr. Lieber and certain other information. Includes 35,500 shares of Common Stock issuable upon exercise of options held by Mr. Lieber. Also includes (a) 1,959 shares of Common Stock issuable upon exercise of warrants held by Wheatley, and (b) 123 shares of Common Stock issuable upon exercise of warrants held by Wheatley Foreign, of which Mr. Lieber disclaims beneficial ownership, except to the extent of his respective equity interests therein.

(4) Based upon information contained in the Wheatley 13D and a Form 4 filed by Mr. Fingerhut and certain other information. Also includes (a) 1,959 shares of Common Stock issuable upon exercise of warrants held by Wheatley, and (b) 123 shares of Common Stock issuable upon exercise of warrants held by Wheatley Foreign. Mr. Fingerhut disclaims beneficial ownership of the securities held by Wheatley and Wheatley Foreign, except to the extent of his respective equity interests therein.

(5) Based upon information contained in the Wheatley 13D and a Form 4 filed by Mr. Lieber. Includes 668 shares of Common Stock issuable upon exercise of options held by Mr. Lieber. Also includes (a) 1,959 shares of Common Stock issuable upon exercise of warrants held by Wheatley, and (b) 123 shares of Common Stock issuable upon exercise of warrants held by Wheatley Foreign, of which Mr. Lieber disclaims beneficial ownership, except to the extent of his respective equity interests therein.

(6) Based upon information contained in the Wheatley 13D and a Form 4 filed by Mr. Lieber. Includes 668 shares of Common Stock issuable upon exercise of options held by Mr. Lieber. Also includes (a) 1,959 shares of Common Stock issuable upon exercise of warrants held by Wheatley, and (b) 123 shares of Common Stock issuable upon exercise of warrants held by Wheatley Foreign, of which Mr. Lieber disclaims beneficial ownership, except to the extent of his respective equity interests therein.

(7) Based upon information contained in the Wheatley 13D and a Form 4 filed by each of Wheatley and Wheatley Foreign and certain other information. Includes (a) 1,959 shares of Common Stock issuable upon exercise of warrants held by Wheatley, and (b) 123 shares of Common Stock issuable upon exercise of warrants held by Wheatley Foreign. Wheatley Foreign disclaims beneficial ownership of the securities held by Wheatley and Wheatley disclaims beneficial ownership of the securities held by Wheatley Foreign.

(8)      Consists of shares of Common Stock issuable upon exercise of options.

(9)      Less than 1%.

(10) Includes 70,555 shares of Common Stock issuable upon exercise of options.

(11) Includes 86,111 shares of Common Stock issuable upon exercise of options.

(12) Includes 104 shares of Common Stock owned by Remy Szykier, Mr. Syzkier's daughter, and 41,667 shares of Common Stock issuable upon exercise of options.

(13) Includes 511,639 shares of Common Stock issuable upon exercise of options.

                        PROPOSAL I--ELECTION OF DIRECTORS

Nominees

         Unless otherwise specified, all Proxies received will be voted in favor of the election of the persons named below as directors of the Company, to serve until the next Annual Meeting of Stockholders of the Company and until their successors shall be duly elected and qualify. Each of the nominees, other than Mr. Riccio, currently serves as a director of the Company. The terms of office of the current directors expire at the Meeting and when their successors are duly elected and qualify. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any of the nominees not remain a candidate for election at the date of the Meeting, the Proxies will be voted in favor of those nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors. The names of the nominees and certain information concerning them are set forth below:





                                                     Year First
          Name                       Age          Became Director
--------------------------------   --------     -------------------

Robert A. Thompson                    51                1999

Daniel M. Pess                        47                1999

Rino Bergonzi                         56                1997

Alan W. Kaufman                       62                1997

Amy L. Newmark                        43                1998

Gianluigi Riccio                      39                  --

Andre Szykier                         55                1989*

---------------

* Mr. Szykier's tenure includes his period of service as a director of the Company's predecessor.

         Robert A. Thompson, has been a director of the Company since May 1999. Mr. Thompson joined the Company in September 1997 as Vice President of Marketing and became Senior Vice President of Marketing in April 1998. In December 1998, Mr. Thompson became President and Chief Executive Officer, and in May 1999, Mr. Thompson became Chairman of the Board. From January 1989 to August 1997, Mr. Thompson was employed by Cognos Corporation, a provider of client/server tools for data access, data analysis and application development, most recently as Director of Marketing Programs. Mr. Thompson holds a B.A.A. in Radio and Television Arts from Ryerson Politechnical Institute.

         Daniel M. Pess, has been a director of the Company since May 1999. Mr. Pess joined the Company in July 1994 as Vice President of Finance and
Administration and was promoted to Senior Vice President of Finance and Administration in October 1997. In December 1998, Mr. Pess became Executive Vice President and Chief Operating Officer. Since December 1996, Mr. Pess has also served as Chief Financial Officer of the Company and since August 1997 Mr. Pess has served as Secretary of the Company. From 1991 to July 1994, Mr. Pess was Corporate Controller of Uniforce Services, Inc., a supplemental staffing company. From 1986 to 1991, Mr. Pess was employed as Chief Financial Officer and Controller of The Dartmouth Plan, Inc., a financial institution involved in mortgage and leasing origination, sales and service. Mr. Pess is a Certified Public Accountant and holds a B.S. in Accounting from C.W. Post College of Long Island University.

         Rino Bergonzi has been a director of the Company since August 1997. Since November 1993, Mr. Bergonzi has served as Vice President and Division Executive of Corporate Information Technology Services at AT&T, a worldwide provider of voice, data and video telecommunications services to large and small businesses, consumers and government entities. Mr. Bergonzi has 32 years of experience in the information services field that includes working for such companies as Western Union, United Parcel Service Information Services and EDS Corp. Mr. Bergonzi is a director of Cornerstone Internet Solutions Company, a company that provides internet services.

         Alan W. Kaufman has been a director of the Company since August 1997, and was Chairman of the Board from May 1998 to May 1999, and was President and Chief Executive Officer of the Company from October 1997 to December 1998. Prior thereto, Mr. Kaufman was an independent consultant from December 1996 to October 1997. From April 1986 to December 1996, Mr. Kaufman held various positions with Cheyenne Software, Inc., a provider of storage management, security and communications software products, including Vice President of Marketing and Vice President of Sales and Marketing, and served most recently as Executive Vice President of Sales. Mr. Kaufman is a director of Global Telecommunication Solutions, Inc., a prepaid phone card company, a director of NetIQ Corporation, a software company, and was the founding President of the New York Software Industry Association. In October 1999, certain subsidiaries of Global Telecommunication Solutions, Inc. filed voluntary petitions for relief with the Bankruptcy Court for the District of Delaware under Chapter 11 of the Bankruptcy Code. Mr. Kaufman holds a BSEE from Tufts University.

         Amy L. Newmark has been a director of the Company since May 1998. She has been an independent investor since October 1997. Ms. Newmark was Executive Vice President-Strategic Planning of Winstar Communications, Inc., a competitive local exchange carrier, from April 1995 until September 1997. From April 1993 to March 1995, Ms. Newmark was a General Partner of Information Age Partners, LP, a hedge fund, and from 1990 to 1993, Ms. Newmark was President of Newmark Research, Inc., an investment research and consulting firm. Ms. Newmark is a director of ParkerVision, a company that provides manufacturers' wireless communications semiconductors, a director of U.S. Wireless Data, a company involved in wireless electronic transaction technology, and a director of Cereus Technology Partners, a company that provides E-Commerce and B2B Solutions. Ms. Newmark is a Chartered Financial Analyst and graduated magna cum laude from Harvard College.

         Gianluigi Riccio, a nominee for director, has held several positions with META Group, Inc., technology consultants, since January 1994. He currently is Program Director, International, Application Delivery Strategies for Europe, the Middle East and Africa. In addition, he specializes in the architectural design, implementation and evolution of multi-tier and Web-enabled application delivery. From January 1990 to December 1993, Mr. Riccio held various senior managerial positions, in the software industry, specializing in business applications for the Italian market. From September 1985 to December 1989, he managed system architectures for Aeritalia SAIpA, where his group pioneered the use of data warehouse technologies for the aerospace industry. From May 1983 to August 1985, he served in various information technology research positions at Olivetti SpA in both Irvea, Italy, and Cupertino, California. Mr. Riccio holds several degrees, including a Laurea in Electronic Engineering from the Politecnico of Naples University.

         Andre Szykier, co-founder of the Company, has been a consultant to the technology industry since December 1998. Mr. Szykier previously served as the Company's Chief Technology Officer and Executive Vice President from the inception of the Company in February 1989 to December 1998. Prior to co-founding the Company, Mr. Szykier was Director of Business Research at Pacific Telesis Group, founder and Chief Executive Officer of Elan Vital Research Ltd., a software engineering and consulting firm, and was a mathematician at Bell Labs, where he obtained a patent on signal compression and worked on interplanetary missions. Mr. Szykier is a director of Global Network Privacy and 3Dfit.com, both privately held companies. Mr. Szykier holds an M.S. in Applied Statistics from the University of California-Berkeley and a B.S. in Economics from St. Mary's University.

         The Board of Directors has a Stock Option and Compensation Committee, which administers the Company's 1991 Stock Option Plan and the 2000 Plan, and makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company, and an Audit Committee, which reviews the Company's financial statements and accounting policies, resolves potential conflicts of interest, receives and reviews the recommendations of the Company's independent auditors and confers with the Company's independent auditors with respect to the training and supervision of internal accounting personnel and the adequacy of internal accounting controls. The Stock Option and Compensation Committee is currently composed of Rino Bergonzi and Amy Newmark and the Audit Committee is currently composed of Rino Bergonzi and Amy Newmark. The Board of Directors intends to appoint Gianluigi Riccio to the Audit Committee, if he is elected as a member of the Board of Directors.

         The Company does not presently have a nominating committee, the customary functions of such committee being performed by the entire Board of Directors.

         Director Compensation

         The Company does not pay directors fees to directors for service on the Board of Directors. Directors are reimbursed for their expenses incurred in attending meetings of the Board of Directors.

Meetings

         The Board of Directors held six meetings during the year ended December 31, 1999. The Stock Option and Compensation Committee and the Audit Committee held two and one meeting(s) respectively, during the year ended December 31, 1999. From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of Delaware.

Recommendation

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.


                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation for the fiscal years ended December 31, 1999, 1998 and 1997 paid and awarded to and earned by the Company's Chief Executive Officer and each executive officer whose salary and bonus exceeded $100,000 with respect to the fiscal year ended December 31, 1999 (collectively the "Named Executive Officers").

                                                                                       Long-Term
                                                          Annual Compensation         Compensation
                                                          -------------------         ------------


                                                                                       Securities
                                                                                       Underlying
 Name and Principal Position               Year          Salary(1)($)    Bonus($)      Options(#)
 ---------------------------               ----          ------------    --------      ----------

Robert Thompson, President and             1999          $200,000(3)     $50,000        133,333
Chief Executive Officer (2)                1998            $145,000      $45,000        116,667
                                           1997             $42,849      $11,250         16,667


Daniel M. Pess, Executive Vice             1999          $190,000(4)     $40,000        133,333
President, Chief Operating Officer         1998            $139,583      $30,000        111,667
and Chief Financial Officer                1997            $119,167      $20,000         19,167



(1) Certain of the officers of the Company routinely receive other benefits from the Company, the amounts of which are customary in the industry. The Company has concluded, after reasonable inquiry, that the aggregate amounts of such benefits during each of 1997, 1998 and 1999 did not exceed the lesser of $50,000 or 10% of the compensation set forth above as to any named individual.

(2) Mr. Thompson's employment with the Company commenced in October 1997 and Mr. Thompson became President and Chief Executive Officer of the Company in December 1998.

(3) Includes $33,333 paid by the Company's subsidiary, internetQueryObject Corporation ("IQO").

(4)  Includes $16,625 paid by IQO.

         The following table sets forth certain information regarding stock options granted to the Named Executive Officers during the fiscal year ended December 31, 1999. The Company has never granted any stock appreciation rights.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                Individual grants



                                       % of Total
                        Number of       Options
                       Securities     Granted to
                       Underlying      Employees
                         Options       in Fiscal  Exercise or Base Price      Expiration
      Name              Granted(#)      Year              ($/Sh)                 Date
--------------------   -----------   -----------  ----------------------      ----------
Robert Thompson           100,000       19.5               $2.82              10/05/06
                           33,333        6.5               $4.80              10/05/06
Daniel M. Pess            100,000       19.5               $2.82              10/05/06
                           33,333        6.5               $4.80              10/05/06


         No options were exercised by the Named Executive Officers during the fiscal year ended December 31, 1999.

         The   following   table  sets  forth  certain   information   regarding
unexercised stock options held by the Named Executive Officers as of December 31, 1999.


                    AGGREGATED FISCAL YEAR-END OPTION VALUES




                   Number of Securities Underlying
                        Unexercised Options at        Value of Unexercised In-the-Money
                          December 31, 1999            Options at December 31, 1999 (1)
     Name            Exercisable/Unexercisable            Exercisable/Unexercisable
---------------   ------------------------------      ----------------------------------
Robert Thompson            109,886/156,780                    $634,588/$899,409
Daniel M. Pess             113,143/153,523                    $654,130/$879,867

(1) Based on the per-share closing price of the Common Stock of $8.82 on the OTC Bulletin Board on December 31, 1999.

Employment Agreements

         The Company has entered into employment agreements with each of Robert Thompson, its Chairman, President and Chief Executive Officer, and Daniel M. Pess, its Executive Vice President, Chief Operating Officer and Chief Financial Officer. The employment agreements of Messrs. Thompson and Pess, provide for an initial term through December 31, 2001, with annual base cash compensation of $200,000 and $190,000, respectively. Each of Messrs. Thompson and Pess are also eligible to receive bonuses if the Company meets certain targets agreed upon each fiscal year in advance by the Board of Directors. Each of Messrs. Thompson and Pess is entitled to receive his full salary for 12 months upon termination, unless his employment is terminated for cause, disability or death. Messrs. Thompson and Pess have agreed not to compete with the Company for a period of one year after termination. All such employment agreements are for full-time employment and are automatically renewable for additional periods unless either party terminates such employment agreement at least 60 days prior to the expiration of the initial term or any subsequent term.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 1999, there was compliance with all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         From time to time, the Company has raised capital through the sale of equity and debt securities. Many of the investors in such offerings have been officers, directors and entities associated with directors, and beneficial owners of 5% or more of the Company's securities. In each transaction, such persons participated on terms no more favorable than those offered to all other investors.

Preferred Stock Private Placements and Exercise of Warrants

         In October and November 1998, the Company had the initial closing of two private placements -- the Series A Private Placement and the Series B Private Placement. The Series A Private Placement consisted of 1,750,000 Units (the "Series A Units") with a gross sales price of $3,500,000. The Series B Private Placement consisted of 10 Units (the "Series B Units") with a gross sales price of $1,000,000. Each Series A Unit consisted of one share of Series A Preferred Stock and a warrant to purchase .83 of a share of Common Stock at a per share exercise price equal to $1.50. Each Series B Unit consisted of 10,000 shares of Series B Preferred Stock and warrants to purchase an aggregate of 41,667 shares of Common Stock at a per share exercise price equal to $1.50. The Series A Units were sold at a purchase price of $2.00 per Unit and each share of Series A Preferred Stock share was convertible into 1.333 shares of Common Stock. The Series B Units were sold at a purchase price of $100,000 per Unit and each share of Series B Preferred Stock was convertible into 6.666 shares of Common Stock. The effective purchase price, on a Common Stock equivalent basis was $1.50 per common share, which represented a discount from the fair market value of the Company's Common Stock on the various dates of issuance. The Company consummated the final closing on each of the Series A Private Placement and the Series B Private Placement in February 1999. Among the purchasers in the Series A Private Placement and the Series B Private Placement were the following individuals or entities which beneficially own more than 5% of the outstanding Common Stock (i) Wheatley and Wheatley Foreign (purchased an aggregate of 600,000 Series A Units), (ii) Seneca and Woodland Fund (which each purchased 25,000 Series A Units and .4 of a Series B Unit) and (iii) Barry Rubenstein (who purchased 50,000 Series A Units). In addition, Amy Newmark and Alan Kaufman, Directors of the Company, each purchased 50,000 Series A Units.

         Between June and August 1999, the Company consummated the Series C Private Placement. The Series C Private Placement consisted of 45 Units (the "Series C Units") with a gross sales price of $4,500,000. Each Series C Unit consisted of one hundred shares of Series C Preferred Stock and a warrant to purchase 33,333 shares of Common Stock at a per share exercise price of $2.5875. The Series C Units were sold at a purchase price of $100,000 per Unit and each share of Series C Preferred Stock was convertible into 386.5 shares of Common Stock. Among the purchasers in the Series C Private Placement were the following individuals or entities which beneficially own more than 5% of the outstanding Common Stock: (i) Barry Fingerhut, Barry Rubenstein, Irwin Leiber and Woodland Partners each purchased one Series C Unit, (ii) Brookwood purchased one half Series C

Unit, (iii) Seneca purchased one and one half Series C Units, (iv) Wheatley and Wheatley Foreign purchased an aggregate of 12 Series C Units, and (v)Woodland Fund purchased two Series C Units.

         All shares of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock have been converted to Common Stock, and all warrants issued in the Series A Private Placement, Series B Private Placement and Series C Private Placement have been exercised for Common Stock.

         The following table sets forth the Directors and 5% stockholders (or entities affiliated with 5% stockholders) who exercised warrants acquired in either the Series A Private Placement, Series B Private Placement or Series C Private Placement as well as the number of shares acquired upon exercise of the warrant and the per share exercise price of the warrant.


                                     Number of shares           Per share
                                     acquired upon              exercise price
Name of Director or Stockholder      exercise of warrant        of warrant
-------------------------------      -------------------        ---------------
Wheatley and Wheatley Foreign        500,000                    $1.50
Wheatley and Wheatley Foreign        190,000                    $2.5875
Seneca                               37,500                     $1.50
Seneca                               50,000                     $2.5875
Woodland Fund                        37,500                     $1.50
Woodland Fund                        66,667                     $2.5875
Woodland Partners                    33,334                     $2.5875
Amy L. Newmark                       41,667                     $1.50
Alan Kaufman                         41,667                     $1.50
Barry Fingerhut                      33,334                     $2.5875
Brookwood                            16,667                     $2.5875
Barry Rubenstein                     33,333                     $2.5875
Barry Rubenstein                     41,667                     $1.50

         In April 2000, IQO consummated the IQO Series A Private Placement. The IQO Series A Private Placement consisted of 70 Units (the "IQO Series A Units") with a gross sales price of $7,000,000. Each IQO Series A Unit consisted of 125,000 shares of IQO Series A Preferred Stock and a warrant to purchase 125,000 shares of Common Stock at a per share exercise price equal to $1.00. The IQO Series A Units were sold at a purchase price of $100,000 per Unit and each share of IQO Series A Preferred Stock is convertible into one share of common stock of IQO. Among the purchasers in the IQO Series A Private Placement were the following individuals or entities which beneficially own more than 5% of the outstanding Common Stock: (i) Barry Fingerhut purchased one IQO Series A Unit,
(ii) Irwin Leiber purchased two IQO Series A Units, (iii) Wheatley purchased 12 IQO Series A Units, (iv) Brookwood purchased one and one half IQO Series A Units, (v) Seneca purchased one and one half IQO Series A Units, (vi) Woodland Fund purchased two and six tenths IQO Series A Units and (vii) Woodland Partners purchased three IQO Series A Units. In addition, Amy Newmark, a Director of the Company, purchased one half IQO Series A Units.

         Barry Rubenstein, a 5% stockholder, may be deemed to be the beneficial owner of the Series A Units Series B Units, Series C Units and/or IQO Series A Units acquired by Wheatley, Wheatley Foreign, Seneca Ventures, Woodland Fund and Brookwood, and Barry Fingerhut and Irwin Lieber, Seth Lieber and Jonathan Lieber, each of whom are 5% Stockholders, may be deemed to be the beneficial owner of the Series A Units, Series C Units and IQO Series A Units acquired by Wheatley and Wheatley Foreign.

Interim Financing

         In September and October 1998, Wheatley, Wheatley Foreign, Amy Newmark and another entity purchased $349,600, $30,400, $20,000 and $90,000 principal amounts of unsecured promissory notes issued by the Company (the "1998 Interim Financing Notes"). Upon the initial closing of the Series A Private Placement, Amy Newmark converted her 1998 Interim Financing Notes into Series A Units. The remaining 1998 Interim Financing Notes were repaid between November 1998 and January 1999.


      PROPOSAL II -- APPROVAL OF THE ADOPTION OF THE 2000 STOCK OPTION PLAN

         The Board of Directors of the Company has unanimously approved for submission to a vote of the stockholders a proposal to adopt the 2000 Plan. The purpose of the 2000 Plan is to retain in the employ of and as directors, consultants and advisors to the Company persons of training, experience and ability, to attract new employees, directors, advisors and consultants whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries. As the Company continues to develop, it believes that the grants of options and other forms of equity participation will become a more important means to retain and compensate employees, directors, advisors and consultants.

         Each option granted pursuant to the 2000 Plan is to be designated at the time of grant as either an "incentive stock option" or as a "non-statutory stock option." In addition, any director of the Company who is not an employee of the Company or any subsidiary, will receive automatic option grants. The following description of the 2000 Plan is a summary and does not purport to fully describe the 2000 Plan.

Administration of the Plan

         The 2000 Plan is administered by the Board of Directors of the Company or a committee (the "Committee") appointed by the Board of Directors, consisting of two or more directors who are "Non-Employee Directors" (as such term is defined in Rule 16b-3 of the 1934 Act) and "Outside Directors" (as such term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")). The Committee determines, with the exception of options automatically granted to non-employee directors, to whom among those eligible, and the time or times at which options will be granted, the number of shares to be subject to options, the duration of options, any conditions to the exercise of options, and the manner in and price at which options may be exercised. In making such determinations, the Committee may take into account the nature and period of service of eligible persons, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Committee in its discretion deems relevant.

         The Committee is authorized to amend, suspend or terminate the 2000 Plan, except that it is not authorized without stockholder approval (except with regard to adjustments resulting from changes in capitalization) to (i) materially increase the number of shares that may be issued under the 2000 Plan;
(ii) materially increase the benefits accruing to the option holders under the 2000 Plan; (iii) materially modify the requirements as to eligibility for participation in the 2000 Plan; (iv) decrease the exercise price of an incentive stock option to less than 100% of the Fair Market Value (as defined in the 2000
Plan) per share of Common Stock on the date of grant thereof or the exercise price of a non-statutory stock option to less than 85% of the Fair Market Value per share of Common Stock on the date of grant thereof; or (v) extend the term of any option beyond ten years.

         Unless the 2000 Plan is terminated earlier by the Committee, it will terminate on April 19, 2010.

Common Stock Subject to the 2000 Plan

         The 2000 Plan provides that options may be granted with respect to a total of 725,000 shares of Common Stock. The maximum number of shares of stock that can be subject to options granted under the 2000 Plan to any individual in any calendar year may not exceed 100,000. Under certain circumstances involving a change in the number of shares of Common Stock, such as a stock split, stock consolidation or payment of a stock dividend, the class and aggregate number of shares of Common Stock in respect of which options may be granted under the 2000 Plan and the class and number of shares subject to each outstanding option and the option price per share will be proportionately adjusted. In addition, upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or more than 80% of the then outstanding shares of Common Stock of the Company to another corporation, all options granted under the 2000 Plan shall immediately vest, and the Company shall give to each optionee at the time of adoption of the plan or agreement for liquidation, dissolution, merger or sale either (1) a reasonable time thereafter within which to exercise the option prior to the effective date of such liquidation or dissolution, merger or sale, or (2) the right to exercise the option in its entirety as to an equivalent number of shares of Common Stock of the corporation succeeding the Company or acquiring its business by reason of such liquidation, dissolution, merger, consolidation or reorganization. If any option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to such option will be available again for the purposes of the 2000 Plan.

Participation

         Any employee, officer, director of, and any consultant and advisor to the Company or any of its subsidiaries is eligible to receive stock options under the 2000 Plan. Only employees of the Company or its subsidiaries are eligible to receive incentive stock options. Each non-employee director automatically receives a grant of an option to purchase such amount of shares of Common Stock as declared by the Committee (initially options to purchase 3,500 shares) on the date of the first Board of Directors meeting following the election of Directors.

Option Price

         The exercise price of each option is determined by the Committee, but may not be less than 100% of the Fair Market Value of the shares of Common Stock covered by the option on the date the option is granted in the case of an incentive stock option, nor less than 85% of the Fair Market Value of the shares of Common Stock covered by the option on the date the option is granted in the case of a non-statutory stock option. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's capital stock, then the exercise price may not be less than 110% of the Fair Market Value of the Common Stock covered by the option on the date the option is granted.

Terms of Options

         The Committee, in its discretion, fixes the term of each option, provided that the maximum term of each option is 10 years. Incentive stock options granted to an employee who owns over 10% of the total combined voting power of all classes of stock of the Company may not expire more than five years after the date of grant. The 2000 Plan provides for the earlier expiration of options of a participant in the event of certain terminations of employment or engagement. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the common stock of the Company, the Compensation Committee is to make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the 2000 Plan and in the number and option price of shares subject to outstanding options granted under the 2000 Plan, to the end that after such event each option holder's proportionate interest is maintained as immediately before the occurrence of such event.

Restrictions on Grant and Exercise

         Generally, an option may not be transferred or assigned other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and, during the lifetime of the option holder, may be exercised solely by him. The aggregate Fair Market Value (determined at the time the incentive stock option is granted) of the shares as to which an employee may first exercise incentive stock options in any one calendar year under all incentive stock option plans of the Company and its subsidiaries may not exceed $100,000. The Committee may impose any other conditions to exercise as it deems appropriate.

Rule 16b-3 Compliance and Rule 162(m) Compliance

         In all cases, the terms, provisions, conditions and limitations of the 2000 Plan are to be construed and interpreted consistent with the provisions of Rule 16b-3 under the 1934 Act and Section 162(m) of the Code.

Tax Treatment of Incentive Options

         No taxable income will be recognized by an option holder upon receipt of an incentive stock option, and the Company will not be entitled to a tax deduction in respect of such grant.

         In general, no taxable income for Federal income tax purposes (other than for purposes of the alternative minimum tax) will be recognized by an option holder upon receipt or exercise of an incentive stock option and the Company will not then be entitled to any tax deduction. Assuming that the option holder does not dispose of the option shares before the expiration of the longer of (i) two years after the date of grant, or (ii) one year after the transfer of the option shares to him, upon disposition, the option holder will recognize capital gain equal to the difference between the sale price on disposition and the exercise price.

         If, however, the option holder disposes of his option shares prior to the expiration of the required holding periods, he will recognize ordinary income for Federal income tax purposes in the year of disposition equal to the lesser of (i) the difference between the fair market value of the shares at date of exercise and the exercise price, or (ii) the difference between the sale price upon disposition and the exercise price. Any additional gain on such disqualifying disposition will be treated as capital gain. In addition, if such a disqualifying disposition is made by the option holder, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder provided such amount constitutes an ordinary and reasonable expense of the Company.

Tax Treatment of Non-Statutory Options

         No taxable income will be recognized by an option holder upon receipt of a non-statutory stock option, and the Company will not be entitled to a tax deduction for such grant.

         Upon the exercise of a non-statutory stock option, the option holder will include in taxable income for Federal income tax purposes the excess in value on the date of exercise of the shares acquired upon exercise of the non-qualified stock option over the exercise price. Upon a subsequent sale of the shares, the option holder will derive short-term or long-term gain or loss, depending upon the option holder's holding period for the shares, commencing upon the exercise of the option, and upon the subsequent appreciation or depreciation in the value of the shares.

         The Company generally will be entitled to a corresponding deduction at the time that the participant is required to include the value of the shares in his income.

Withholding of Tax

         The Company is permitted to deduct and withhold amounts required to satisfy its withholding tax liabilities with respect to its employees.

Option Grants

         No options have heretofore been granted under the 2000 Plan.

Registration of Shares

         The Company intends to file a registration statement under the Securities Act of 1933, as amended, with respect to the Common Stock issuable pursuant to the 2000 Plan if the 2000 Plan is approved by the Company's stockholders.

Required Vote

         The affirmative vote of a majority of the votes cast by the holders of Common Stock is required for approval of the adoption of the 2000 Plan. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the requisite stockholder vote.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ADOPTION OF THE 2000 PLAN.



                                  ------------


                  PROPOSAL III --RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

         The Board of Directors appointed PricewaterhouseCoopers LLP, certified public accountants, as the Company's independent auditors for the fiscal year ending December 31, 2000. Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of PricewaterhouseCoopers LLP be submitted to stockholders for ratification due to the significance of such appointment to the Company. If stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Board of Directors will consider the appointment of other certified public accountants. The approval of the proposal to ratify the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the votes cast by holders of the Common Stock.

         The Company's auditors for the fiscal year ended December 31, 1999 were PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP has advised the Company that a representative will be present at the Meeting at which time he will respond to appropriate questions submitted by stockholders and will make such statements as he may desire.

Recommendation

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000.

                                  ANNUAL REPORT

         All stockholders of record as of the Record Date, have been sent, or are concurrently herewith being sent, a copy of the Company's 1999 Annual Report for the year ended December 31, 1999, which contains certified financial statements of the Company for the year ended December 31, 1999.

         ANY STOCKHOLDER OF THE COMPANY MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1999 (WITHOUT EXHIBITS), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO DANIEL M. PESS, EXECUTIVE VICE PRESIDENT, CHIEF OPERATING OFFICER, CHIEF FINANCIAL OFFICER AND SECRETARY AT QUERYOBJECT SYSTEMS CORPORATION, ONE EXPRESSWAY PLAZA, SUITE 208, ROSLYN HEIGHTS, NEW YORK 11577.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals made in accordance with Rule 14a-8 under the Exchange Act and intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company at its principal office in Roslyn Heights, New York no later than January 3, 2001 for inclusion in the proxy statement for that meeting.

         In addition, the Company's By-laws require that a stockholder give advance notice to the Company of nominations for election to the Board of Directors and of other matters that the stockholder wishes to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy statement in accordance with Rule 14a-8). Such stockholder's notice must be given in writing, include the information required by the By-laws of the Company, and be delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company at its principal offices. The Company must receive such notice not less than 45 days prior to the date in the current year that corresponds to the date in the prior year on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders. While the Company has not yet set the date of its 2001 Annual Meeting of Stockholders, if it were held on May 31, 2001 (the date that corresponds to the date on which the 2000 Annual Meeting is being held), notice of a director nomination or stockholder proposal made otherwise than in accordance with Rule 14a-8 would be required to be given to the Company no later than March 16, 2001.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, management knows of no matters other than those set forth herein which will be presented for consideration at the Meeting. If any other matter or matters are properly brought before the Meeting or any adjournment thereof, the persons named in the accompanying Proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.


Daniel M. Pess
Secretary

May 1, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         QUERYOBJECT SYSTEMS CORPORATION

                     Proxy -- Annual Meeting of Stockholders
                                  May 31, 2000

         The undersigned, a stockholder of QueryObject Systems Corporation, a Delaware corporation (the "Company"), does hereby appoint Robert Thompson and Daniel M. Pess, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 2000 Annual Meeting of Stockholders of the Company to be held at the Company's principal executive offices, located at One Expressway Plaza, Suite 208, Roslyn Heights, New York 11577, on May 31, 2000 at 10:00 A.M., local time, or at any adjournment or adjournments thereof.

         The undersigned hereby instructs said proxies or their substitutes:

1.     ELECTION OF DIRECTORS:

       The election of Robert A. Thompson,  Daniel M. Pess, Rino Bergonzi,  Alan
       W. Kaufman, Amy L. Newmark, Gianluigi Riccio and Andre Szykier to the Board of Directors, to service until the 2001 Annual Meeting of Stockholders and until their respective successors are elected and shall qualify.

                           WITHHOLD AUTHORITY
FOR ALL                    TO VOTE FOR ALL         ________________________
NOMINEES ___               NOMINEES ___            ________________________
                                                   To withhold authority
                                                   to vote for any individual
                                                   nominee(s), print name above.

2.     TO APPROVE THE ADOPTION OF THE COMPANY'S 2000 STOCK OPTION PLAN:

                   ______  FOR   _____  AGAINST    _____  ABSTAIN

3.     TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS:

                   ______  FOR   _____  AGAINST    _____  ABSTAIN

4.     DISCRETIONARY AUTHORITY:

       In their discretion, the proxies are authorized to vote upon such other and further business as may properly come before the Meeting.

                  THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT DIRECTORS, TO APPROVE THE ADOPTION OF THE 2000 STOCK OPTION PLAN AND TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                  The undersigned hereby revokes any proxy or proxies heretofore given, and ratifies and confirms that all the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Dated _______________________, 2000


_____________________________ (L.S.)


_____________________________ (L.S.)
         Signature(s)


NOTE: Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed with full corporate name by a duly authorized officer.

     Please mark, date, sign and mail this proxy in the envelope provided for this purpose. No postage is required if mailed in the United States.